UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

July 1, 2025 (June 30, 2025)

Date of report (date of earliest event reported)

NORDICUS PARTNERS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	Commission File No. 001-11737	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 South Beverly Dr., Suite 505, Beverly Hills, CA 90212
(Address of Principal Executive Offices)

(424) 256-8560
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025, our Board of Directors approved a third amended employment agreement for our chief executive officer, Henrik Rouf, and a third amended consulting agreement for our chief financial officer, Bennett J. Yankowitz.

Mr. Rouf’s employment agreement as amended provides for a base salary of $360,000 per year, commencing July 1, 2025, and has a term of one year.

Mr. Yankowitz’s consulting agreement as amended provides for a base salary of $120,000 per year, commencing July 1, 2025, and has a term of one year.

Item 9.01.	Financial Statements and Exhibits

The following are filed as part of this Form 8-K:

(d) Exhibits

Exhibit				Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
10.1	Third Amended Employment Agreement, dated as of July 1, 2025, between Nordicus Partners Corporation and Henrik Rouf				X
10.2	Third Amended Consulting Agreement, dated as of July 1, 2025, between Nordicus Partners Corporation and Bennett J. Yankowitz				X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 30, 2025	NORDICUS PARTNERS CORPORATION

	By:	/s/ Henrik Rouf
Henrik Rouf
Chief Executive Officer